Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is dated December 15, 2017 (the “Effective Date”), by and between Ecoark Holdings, Inc. (the “Company”) and Jay Puchir (“Executive”).

WHEREAS, Executive wishes to be employed by the Company and the Company desires to employ Executive as its Chief Financial Officer (the “CFO”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of these premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the parties hereto hereby agree as follows:

1. Employment; Employment Term. Upon the terms and conditions hereinafter set forth, the Company hereby agrees to retain the services of Executive and Executive hereby accepts such employment and agrees to faithfully and diligently serve as the Chief Executive Officer of the Company (the “CFO”) in accordance with this Agreement, commencing on the Effective Date and, unless terminated earlier pursuant to Section 6 of this Agreement, continuing until the close of business on the one- year anniversary of the Effective Date (the “Employment Term”).

2. Duties.

(a) Services. During the Employment Term, Executive agrees to serve as CFO of the Company and shall render his duties as CFO in a manner that is consistent with Executive’s position within the Company and as directed by the Chief Executive Officer (the “CFO”). Executive shall perform duties generally typical for a chief financial officer of a publicly traded company. In addition to his duties as CFO, if requested by the CEO, Executive agrees to serve as an elected/appointed officer and director of the Company and/or of any subsidiary of the Company and Executive shall serve in such capacities without additional compensation.

(b) Certain Obligations. During the Employment Term, Executive (i) shall devote sufficient time and attention to achieve, in accordance with the policies and directives of the CEO, the objectives of the Company, (ii) shall be subject to, and comply with, the rules, practices and policies applicable to the Company’s executive employees, and (iii) Executive may, and is granted a waiver to, (A) have investments in other entities and (B) act as a director or officer for other entities that do not directly compete with the Company’s lines of business. Executive agrees and acknowledges that in the event that Executive’s performance of his services and duties to the Company presents any conflict of interest with his obligations as CFO, Executive’s primary duty shall be to the Company.

3.Compensation. For the services rendered herein by Executive, and the promises and covenants made by Executive herein, during the Employment Term the Company shall pay compensation to Executive as follows.

(a) Base Salary. The Company shall pay to Executive the sum of $160,000 as an annual salary (the “Base Salary”), payable in accordance with the normal payroll practices of the Company.

(b) Equity Grants. Upon the Effective Date, the Company shall exchange the Executive’s current 415,000 unvested restricted stock units with a 150% conversion rate for 622,500 incentive stock options (the “Options”) at the closing price on the date before the date of this Agreement. The Options shall be granted pursuant to and governed by the terms of the Company’s incentive plan (the “Plan”), and evidenced by a separate stock option agreement between Executive and the Company. The exercise price of the Options shall be the exchange quoted settlement price at the close of the previous business of the Effective date of employment. Approximately 50% of the Options, or 311,250 will vest on the Effective Date. If the Company is sold, merged or otherwise acquired, all Options will immediately vest. Subject to the Executive remaining continuously employed by the Company as its CFO on each vesting date (“Continuous Service Status”), the Options shall vest in installments of 25,000 Options shares on monthly anniversaries of the Effective Date over the 24 month Employment Term (the first vesting date being on the one (1) month anniversary of the Effective Date hereof) until the Options are fully vested. Notwithstanding anything to the contrary set forth in the Plan, the Options shall have the following terms:

(i) All unvested Options will terminate upon the termination of your employment with the Company;

(ii) Unless earlier terminated as set forth above, the Options shall expire on the five-year anniversary of the date of grant; and

(iii) The Executive shall have the ability to initiate a cashless exercise of any vested options within 180 days of the end of the Employment Tern.

(d) No Additional Compensation. Except for compensation set forth in this Agreement, Executive shall not receive additional compensation in connection with providing services to or holding executive or directorial office(s) in the Company or any of its subsidiaries unless otherwise agreed to by Executive and the Company, in the Company’s sole discretion; provided, however, the Company shall pay for health insurance benefits with the same coverage as the Company’s other executive employees for six months from the Effective Date.

4. Benefits.

(a) Other Benefits. During the Employment Term, Executive will be eligible to participate in the Company’s benefit plans that are currently and hereafter maintained by the Company and for which he is eligible including, without limitation, group medical, 401k, life insurance and other benefit plans (the “Benefits”). The Company reserves the right to cancel or change at any time the Benefits that it offers to its employees. The Executive shall not receive any vacation benefits but all accrued vacation owed to the Executive on the Effective Date shall be paid to the Executive upon the Company’s execution of this Agreement.

(b) Expenses. During the Employment Term, Executive shall be reimbursed for reasonable (travel and other) expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time. Executive agrees to provide detailed backup of any expenses and indicate on any submission for reimbursement those expenses that relate to meals and entertainment.

5. Non-Disclosure of Information, Assignment of Intellectual Property, and Restrictive Covenants. Executive acknowledges that the Executive has and will develop and assemble extensive “know-how” and trade secrets relating to the Company’s business. Beginning from the Effective Date and continuing during Executive’s employment with the Company, Executive will have access to such trade secrets and relationships and other proprietary information of the Company. Executive agrees to protect the Company’s Confidential Information as provided in the Company’s policies.

6.Termination; Severance Payments; Etc.

(a) At-Will Employment. Executive and the Company agree that Executive’s employment is at-will and that, either Executive or the Company may terminate Executive’s employment, at any time, with or without any cause, on thirty days prior notice; provided however that the Company may terminate the Executive’s employment for cause with no prior notice; provided further however, that each party shall remain bound by the terms and provisions of this Agreement that survive the termination in accordance with Section 8(i). If the Executive’s employment with the Company terminates, other than for Cause, or the Company does not renew this Agreement, then the Executive shall be entitled to any portion of the Base Salary that has accrued but not been paid through the date of such termination plus three months’ salary upon the date of termination.

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(b) Cause. For the purposes of this Agreement, Cause shall mean (1) a material breach by Executive of Executive’s obligations under this Agreement; (2) commission by Executive of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or other conduct harmful or potentially harmful to the Company’s best interest; (3) Executive’s conviction, plea of guilty, no contest, or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude, (4) the failure of Executive to carry out, or comply with, in any material respect, any lawful directive of the Company; or (5) Executive’s unlawful use (including being under the influence) or possession of illegal drugs.

7. Representations.

(a) Executive represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to or outside of his employment by the Company. Executive hereby represents and warrants that he has not entered into, and will not enter into, any oral or written agreement in conflict herewith.

(b) Executive hereby represents that Executive is not subject to any other agreement that Employee will violate by working with the Company or in the position for which the Company has hired Executive. Further, Executive represents that no conflict of interest or a breach of Executive’s fiduciary duties will result by working with and performing duties for the Company.

(c) Executive further acknowledges and agrees that he has carefully read this Agreement and that he has asked any questions needed for him to understand the terms, consequences and binding effect of this Agreement and fully understands it and that he has been provided an opportunity to seek the advice of legal counsel of his choice before signing this Agreement.

8.Miscellaneous.

(a)Notices. All notices, requests, consents and other communications hereunder (i) shall be in writing, (ii) shall be effective upon receipt, and (iii) shall be sufficient if delivered personally, electronically with receipt confirmation, or by mail

(b)Entire Agreement. This Agreement constitute the entire agreement by and between the parties with respect to the subject matter contained herein and supersedes all prior agreements or understandings, oral or written, with respect to the subject matter contained herein. Notwithstanding the foregoing, Executive shall remain subject to and bound by the Employee Confidentiality Agreement and the Company Policies.

(c) Amendments; Waivers; Etc. This Agreement may not be altered, amended or modified in any manner, nor may any of its provisions be waived, except by written amendment executed by the parties hereto that specifically states that they intended to alter, amend or modify this Agreement. No provision of this Agreement may be waived by any party hereto except by written waiver executed by the waiving party that specifically states that it intends to waive a right hereunder. Any such waiver, alteration, amendment or modification shall be effective only in the specific instance and for the specific purpose for which it was given. No remedy herein conferred upon or reserved by a party is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or in connection with this Agreement and now or hereafter existing at law or in equity.

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(d) Governing Law and Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of Arkansas without regard to the principle of the conflict of laws. Any dispute arising in connection with this Agreement may be adjudicated by binding arbitration pursuant to the rules of the American Arbitration Association, before a single arbitrator in Arkansas except that the foregoing shall not preclude the Company or Executive from enforcing the award of the arbitrators in a state or Federal Court located in the State of Arkansas, and each of the parties hereto consent to the jurisdiction of such Courts.

(e) Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder are assignable by Executive. The Company shall have the right to assign its rights and obligations under this Agreement to any affiliate or successor of the Company. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death and (b) any successor of the Company. Any such successor of the Company (including but not limited to any person or entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company) will be deemed substituted for the Company under the terms of this Agreement for all purposes.

(f) Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT OR WITH ANY ARBITRATOR AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT (I) THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, (II) EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND (III) EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES AGREES THAT THE PREVAILING PARTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE ENTITLED TO RECOVER ITS REASONABLE FEES AND EXPENSES IN CONNECTION THEREWITH, INCLUDING LEGAL FEES.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

(h) Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

(i) Survival. Any termination of Executive’s employment and any expiration or termination of the Employment Term under this Agreement shall not affect the continuing operation and effect of Sections 4, 5, 6 and 8 hereof, which shall continue in full force and effect with respect to the Company and its successors and assigns and respect to Executive.

(j) Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.or control, own more than seventy-five (75%) of the voting power of all outstanding stock of the Company.

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IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first set forth above.

EXECUTIVE

Jay Puchir

COMPANY

Randy May
Chief Executive Officer

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